Exhibit 21.1

CellStar Corporation

List of Subsidiaries and Affiliates

as of February 13, 2006

[100% Owned Unless Otherwise Indicated]

Name of Subsidiary	Incorporation
CellStar Air Services, Inc. (5)	Delaware
A & S Air Service, Inc. (5)	Delaware
CellStar Telecom, Inc. (5)	Delaware
CellStar Financo, Inc.	Delaware
CellStar Holding AB	Sweden
National Auto Center, Inc.	Delaware
CellStar International Corporation/SA	Delaware
CellStar Chile, S.A.	Chile
CellStar de Colombia Ltda. (3)	Colombia
CellStar Mexico, S.A. de C.V.	Mexico
CellStar (UK) Ltd. (5)	UK
CellStar El Salvador S.A. (6)	El Salvador
CellStar de Guatemala S.A. (6)	Guatemala
CellStar International Corporation/Asia	Delaware
Cellular Express (S) Pte. Ltd. (5)	Singapore
CellStar Philippines, Inc. (5)	Philippines
CellStar Asia Pacific Corporation	Cayman Islands
CellStar Asia.com, Inc. (5)	BVI
Systar Corporation, Ltd. (5)	Taiwan
Chinadotcom CellStar, Ltd. (5)	BVI
Audiomex Export Corp.	Texas
Celular Express S. A. de C. V.	Mexico
Sizemore International N.V.	Netherlands Antilles
Comunicacion Inalambrica Inteligente, S.A. de C.V. (4)	Mexico
Celular Express Management S.A. de C.V.	Mexico
NAC Holdings, Inc.	Nevada
CellStar, Ltd. (1)	Texas Limited Partnership
CellStar Fulfillment, Ltd. (2)	Texas Limited Partnership
Florida Properties, Inc.	Texas
CellStar Fulfillment, Inc.	Delaware
CellStar Netherlands Holdings, B.V.	The Netherlands

(1)	National Auto Center, Inc. is 1% General Partner and NAC Holdings, Inc. is 99% limited partner.

(2)	CellStar Fulfillment, Inc. is 1% General Partner and NAC Holdings, Inc. is 99% limited partner.

(3)	19% owned by CellStar International Corporation/SA. Remaining 81% owned by Mobile Technologies Services, S.A., a Panama corporation, which is not owned or controlled by any CellStar entity. This 81% is pledged to secure promissory notes owed to CellStar entities.

(4)	51% held by Celular Express S.A. de C.V., the remaining 49% held by six (6) different individuals.

(5)	Corporate entity inactive and/or dormant.

(6)	Incorporated during Fiscal 2006.